Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Valcent Products Inc.

We consent to the incorporation in the registration statement dated on or about February 5, 2007 on Form F-1 Amendment No. 3 of Valcent Products Inc. of our auditors’ report dated August 2, 2006, except as to Note 14 which is as at August 9, 2006 on the consolidated balance sheets of Valcent Products Inc. as at March 31, 2006 and 2005 and the related consolidated statements of operations and cash flows for the years ended March 31, 2006 and 2005 and our auditors’ report dated July 18, 2005, except as to Note 10, which is as of October 13, 2005 on the consolidated balance sheet of Valcent Products Inc. as at March 31, 2005 and the related consolidated statements of operations and cash flows for the year ended March 31, 2005.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

/s/ Smythe Ratcliffe LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada
February 5, 2007